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                                                                    Exhibit 99.2


                                 [TRANSPRO LOGO]

                                                FOR: TRANSPRO, INC.

                                                Contact:
                                                Richard A. Wisot
                                                Chief Financial Officer
                                                (203) 401-6452
FOR IMMEDIATE RELEASE
                                                FD Morgen-Walke
                                                Investors: Christine Mohrmann,
                                                Lauren Levine, Lindsay Hatton
                                                Media: Jason Rando
                                                (212) 850-5600

      TRANSPRO, INC. INITIATES ENVIRONMENTAL CLEANUP OF NEW HAVEN PROPERTY

NEW HAVEN, CONNECTICUT, January 27, 2003 - Transpro, Inc. (NYSE: TPR) today announced that it signed a Consent Agreement with the State of Connecticut Department of Environmental Protection. As a result of the agreement, Transpro will voluntarily initiate the investigation and cleanup of environmental contamination at the former G&O Manufacturing Company facility at 424 Grand Avenue in New Haven, Connecticut.

"We are pleased to be able to join forces with the city of New Haven to immediately address the conditions at the old G&O Grand Avenue site that has not been in production for over 20 years," stated Charles E. Johnson, President and CEO. "Transpro has taken the initiative to move forward with the cleanup in accordance with the first of our stated Strategic Corporate Values: Being an Exemplary Corporate Citizen. It is our hope that, in partnership with the State of Connecticut Department of Environmental Protection, we will be able to make the New Haven community a safer and healthier place to live and work."

Transpro's affiliation with the property at 424 Grand Avenue occurred in conjunction with the operations of G&O Manufacturing Company, now a subsidiary of Transpro, which occupied the site from 1949 until 1981. Transpro is currently in the process of determining the extent to which each of the property's past owners or tenants may be responsible for the environmental contamination of the site. The Company believes that there will not be any impact to its financial results due to the investigation and cleanup activities.

                                    - MORE -

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TRANSPRO, INC. INITIATES ENVIRONMENTAL CLEANUP OF NEW HAVEN PROPERTY      PAGE 2

Mr. Johnson concluded, "At Transpro, we believe that being proactive to resolve outstanding issues is good business practice. We are proud of our record and look forward to completing this cleanup for the good of the community."


TRANSPRO, INC. is a manufacturer and supplier of heating and cooling systems and components for a variety of Aftermarket and OEM automotive, truck and industrial applications.


TRANSPRO, INC.'S STRATEGIC CORPORATE VALUES ARE:
o   Being An Exemplary Corporate Citizen
o   Employing Exceptional People
o   Dedication To World-Class Quality Standards
o   Market Leadership Through Superior Customer Service
o   Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual Report on Form 10-K contains certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates.



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